Exhibit 99.1
                                                                    ------------

                  HERLEY REPORTS EXCELLENT 1ST QUARTER RESULTS

                       HERLEY 1ST QUARTER OPERATING INCOME
                         INCREASED 22.0% TO $5.9 MILLION

        1ST QUARTER EARNINGS PER DILUTED SHARE INCREASED 22.7%, TO $0.27

     FUNDED BACKLOG REACHED $91.7 MILLION, AN INCREASE OF $1.8 MILLION FROM
                              FISCAL 2003 YEAR END

Lancaster, PA December 11, 2003. Herley Industries, Inc. (Nasdaq:HRLY) today reported results for the first quarter ended November 2, 2003. Select financial results for the first quarter are as follows:

-        Revenues increased 3.6% to $28.3 million.
-        Vertical integration efforts generated $2.0 of inter-company sales.
-        Operating Income was $5.9 million, an increase of 22.0%
-        Net Income grew 17.6% to $3.9 million.
-        Book to Bill was 1.06:1 for the first quarter.

John Kelley, President said, "Our first quarter results gave Herley an excellent start to the year. For the period, record results were achieved in revenues and profitability, and new orders increased funded backlog $1.8 million to $91.7 million. The combination of international sales, domestic product mix, and increased inter-company sales generated very good margins for the quarter.
Operating Margin for the first quarter was 20.7% of revenue compared to 17.6% for the same period last year. Net Income as a percentage of revenue was 13.9% compared to 12.3% for the first quarter of last year."

Kelley continued, "We reiterate our previous comments that Herley's strategic objective is to grow our defense electronics business organically and by making accretive acquisitions of complimentary companies, business units, and product lines. We continue to be optimistic that we will be able to successfully invest some, most, or all of our existing cash into a domestic or international acquisition."

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has five manufacturing locations and approximately 675 employees. Additional information about the company can be found on the Internet at www.herley.com

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands except per share data)


                                                 13 weeks ended  14 weeks ended
                                                    November 2,     November 3,
                                                      2003            2002
                                                 --------------  --------------

Net sales ......................................       $ 28,267        $ 27,290
                                                       --------        --------

Cost and expenses:
       Cost of products sold ...................         17,625          18,099
       Selling and administrative expenses .....          4,743           3,735
       Litigation costs ........................             37             650
                                                       --------        --------

                                                         22,405          22,484
                                                       --------        --------

       Operating Income ........................          5,862           4,806
                                                       --------        --------

Other (expense) income, net:
       Investment income .......................            176             368
       Interest expense ........................            (87)            (95)
       Foreign exchange (loss) .................           (173)             --
                                                       --------        --------

                                                            (84)            273
                                                       --------        --------

       Income before income taxes ..............          5,778           5,079
Provision for income taxes .....................          1,837           1,727
                                                       --------        --------

       Net income ..............................       $  3,941        $  3,352
                                                       ========        ========

Earnings per common share - Basic ..............       $    .28        $    .23
                                                       ========        ========

       Basic weighted average shares ...........         14,013          14,668
                                                       ========        ========

Earnings per common share - Diluted ............       $    .27        $    .22
                                                       ========        ========

       Diluted weighted average shares .........         14,782          15,506
                                                       ========        ========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                        November 2,   August 3,
                                                          2003          2003
                                                        -----------   ---------
                                                        (Unaudited)   (Audited)
                ASSETS
Current Assets:
          Cash and cash equivalents ......................$  82,538   $  81,523
          Accounts receivable ............................   14,251      16,525
          Costs incurred and income recognized in excess
             of billings on uncompleted contracts ........   12,389       6,960
          Other receivables ..............................      735         827
          Inventories, net of allowance of $2,815
             at November 2003 and $2,739 at August 2003 ..   39,280      37,545
          Deferred taxes and other .......................    3,450       3,207
                                                          ---------   ---------
                Total Current Assets ......                 152,643     146,587
Property, Plant and Equipment, net .......................   22,720      22,406
Goodwill .................................................   25,729      25,729
Intangibles, net of accumulated amortization of $472
          at November 2003 and $403 at August 2003 .......    1,473       1,542
Available-For-Sale Securities ............................       75          75
Other Investments ........................................      142         162
Other Assets .............................................    1,009       1,063
                                                          ---------   ---------
                                                          $ 203,791   $ 197,564
                                                          =========   =========
                LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
          Current portion of long-term debt ..............$     758   $     686
          Accounts payable and accrued expenses ..........   13,699      14,026
          Billings in excess of costs incurred and
              income recognized on uncompleted contracts .    1,294          --
          Income taxes payable ...........................    3,322       2,670
          Reserve for contract losses ....................      977         736
          Advance payments on contracts ..................      585         856
                                                          ---------   ---------
                Total Current Liabilities .......            20,635      18,974
Long-term Debt ...........................................    5,892       6,403
Deferred Income Taxes ....................................    4,928       4,945
                                                          ---------   ---------
                                                             31,455      30,322
                                                          ---------   ---------
Commitments and Contingencies
Shareholders' Equity:
          Common stock, $.10 par value; authorized
            20,000,000 shares; issued and outstanding
            14,052,801 at November 2003 and 13,969,151
            at August 2003                                    1,405       1,397
          Additional paid-in capital .....................  105,486     104,551
          Retained earnings ..............................   65,419      61,478
          Accumulated other comprehensive income (loss) ..       26        (184)
                                                          ---------   ---------
                Total Shareholders' Equity ......           172,336     167,242

                                                          ---------   ---------
                                                          $ 203,791   $ 197,564
                                                          =========   =========

For information at Herley contact:
Peg Guzzetti, Investor Relations
Tel:  (717) 735-8117

--------------------------------------------------------------------------------
Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions.
--------------------------------------------------------------------------------

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